SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 30, 2003


                       PACIFIC MAGTRON INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


       000-25277                                         88-0353141
(Commission File Number)                    (IRS Employer Identification Number)


               1600 California Circle, Milpitas, California 95035
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (408) 956-8888


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 9, 2003, the Company issued a press release (attached hereto as Exhibit 99.1) announcing that it has entered into an agreement to dispose of substantially all of the intangible assets and certain tangible assets of its Lea Publishing, Inc. subsidiary.

On June 30, 2003, the Company entered into an asset purchase and sale agreement (the "Agreement," attached hereto as Exhibit 2.1), to sell substantially all of the intangible assets and certain tangible assets (listed in schedule 1.1 of the Agreement) of the Company's subsidiary Lea Publishing, Inc. to LiveCSP, Inc. The Company also entered into a Proprietary Software License and Support Agreement (attached hereto as Exhibit 2.2) with LiveCSP, Inc. for engaging LiveCSP, Inc. to provide certain electronic commerce support services to LiveWarehouse, Inc, a wholly owned subsidiary of the Company. The Company received $5,000 on the closing date and will receive the electronic commerce support services valued at an amount not exceeding $48,000. Prior to this sale certain stockholders and officers of LiveCSP, Inc. were employees of Lea Publishing, Inc.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Exhibit Description                                Filed Herewith
-----------    -------------------                                --------------
2.1            Asset Purchase and Sale Agreement dated as of
               June 30, 2003                                             X

2.2            Propriety Software License and Support Agreement          X

99.1           Press Release                                             X

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 14, 2003                    PACIFIC MAGTRON INTERNATIONAL CORP.


                                        /s/ Theodore S. Li
                                        ----------------------------------------
                                        Theodore S. Li
                                        Chairman of the Board and President

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